                                                                       Exhibit A

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-17405 of Rockwell Automation, Inc. on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees for the year ended December 31, 2002.

Deloitte & Touche, LLP
Milwaukee, Wisconsin
June 26, 2003

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